SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2003

SPORTSLINE.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-23337	65-0470894
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 W. Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 489-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On September 30, 2003, SportsLine.com announced that Sherrill W. Hudson has been appointed to its Board of Directors and will serve as chairman of its audit committee. Mr. Hudson’s appointment to the Board of Directors was effective on September 29, 2003. A copy of SportsLine.com’s press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of SportsLine.com, Inc. dated September 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSLINE.COM, INC.

By:	/s/ Kenneth W. Sanders

Kenneth W. Sanders Chief Financial Officer

Date: October 1, 2003

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SPORTSLINE.COM, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SportsLine.com, Inc. dated September 30, 2003